Exhibit 10.1

ELEVENTH AMENDMENT

THIS ELEVENTH AMENDMENT (the "Amendment") is made and entered into as of January 31, 2017], by and between LJ GATEWAY OFFICE LLC, a Delaware limited liability company (“Landlord”), and NEOTHETICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to California Diversified LLC, a Delaware limited liability company and as successor in interest to WW&LJ Gateways, LTD., a California limited partnership) and Tenant (formerly known as Lithera, Inc., a Delaware corporation and Lipothera, Inc., a Delaware corporation) are parties to that certain lease dated July 3, 2008, which lease has been previously amended by a First Amendment dated February 6, 2009, a Second Amendment dated February 16, 2010, a Third Amendment dated February 1, 2011, a Fourth Amendment dated April 20, 2011, a Fifth Amendment dated April 10, 2012, a Sixth Amendment dated October 31, 2012, a Seventh Amendment dated April 30, 2013, an Eighth Amendment dated November 8, 2013, a Ninth Amendment dated April 21, 2014 and a Tenth Amendment dated January 20, 2015 (collectively, the "Lease").  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 11,107 rentable square feet (the “Original Premises”) described as Suite No. 270 on the 2nd floor of the building located at 9171 Towne Centre Drive, San Diego, California (the "Building").

B.

Tenant has requested that additional space containing approximately 3,580 rentable square feet described as Suite No. 250 on the 2nd floor of the Building shown on Exhibit A hereto (the “Suite 250 Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Expansion and Effective Date.

A.

The Term for the Suite 250 Expansion Space shall commence (“Suite 250 Expansion Effective Date”) on the earlier of (a) the date the Suite 250 Expansion Space is deemed ready for occupancy pursuant to Section I.B below, or (b) the date Tenant commences its business activities within the Suite 250 Expansion Space, and shall expire on December 31, 2017 (the “Suite 250 Expiration Date”). The Suite 250 Expansion Effective Date is estimated to be February 15, 2017 (“Suite 250 Estimated Expansion Effective Date”).  Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Suite 250 Expansion Effective Date Memorandum") the actual Suite 250 Expansion Effective Date; should Tenant fail to execute and return the Suite 250 Expansion Effective Date Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Suite 250 Expansion Effective Date as set forth in the Suite 250 Expansion Effective Date Memorandum shall be conclusive.  Effective as of the Suite 250 Expansion Effective Date, the Premises, as defined in the Lease, shall be increased from 11,107 rentable square feet to 14,687 rentable square feet by the addition of the Suite 250 Expansion Space.

B.

If Landlord, for any reason whatsoever, cannot deliver possession of Suite 250 Expansion Space to Tenant on or before the Suite 250 Expansion Effective Date set forth in Section I.A above, this Amendment shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent for the Suite 250 Expansion Space and the Suite 250 Expansion Effective Date shall not occur until Landlord delivers possession of the Suite 250 Expansion Space and the Suite 250 Expansion Space is in fact ready for occupancy as defined below, except that if Landlord’s failure to so deliver possession is attributable to any action or inaction by Tenant, then the Suite 250 Expansion Space shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to deliver the Suite 250 Expansion Space to Tenant but for Tenant’s delay(s).  Subject to the foregoing, the Suite 250 Expansion Space shall be deemed ready for occupancy if and when Landlord, to the extent applicable, (a) has put into operation all building services essential for the use of the Suite 250 Expansion Space by Tenant, (b) has provided reasonable access to the Suite 250 Expansion Space for Tenant so that it may be used without unnecessary interference, (c) has substantially completed all the work required to be done by Landlord in this Amendment, and (d) has obtained requisite governmental approvals to Tenant’s occupancy.

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Exhibit 10.1

II.	Basic Rent. In addition to Tenant’s obligation to pay Basic Rent for the Original Premises, Tenant shall pay Landlord Basic Rent for the Suite 250 Expansion Space as follows:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
Suite 250 Expansion Effective Date to 12/31/17	$2.85	$10,203.00

All such Basic Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.

Building Costs and Property Taxes.  Effective as of the Suite 250 Expansion Effective Date, Item 7 of Article I (Basic Lease Provisions) of the Lease shall be amended to add the following for the Suite 250 Expansion Space:

“7.   Property Tax Base:  The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2017 (the “Base Year”).

Building Cost Base:  The Building Costs per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2017.

Expense Recovery Period:  Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.”

IV.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V.	Improvements to Expansion Space.

A.

Condition of Suite 250 Expansion Space.  Tenant has inspected the Suite 250 Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

Landlord warrants to Tenant that the fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Suite 250 Expansion Space shall be in good operating condition as of the day the Suite 250 Expansion Space is delivered to Tenant.

B.

Alterations.  Any construction, alterations or improvements to the Suite 250 Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 7.3 of the Lease.

VI.

Parking.  Notwithstanding any contrary provision in Exhibit C to the Lease, “Parking,” effective as of the Suite 250 Expansion Effective Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, a minimum of 9, but no more than 12 additional unreserved parking passes with respect to the Suite 250 Expansion Space at the rate of $45.00 per pass utilized, per month through the Suite 250 Expiration Date.  Thereafter, the parking charge shall be at Landlord’s scheduled parking rates from time to time.

VII.

SDN List.  Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).  In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

VIII.GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.

Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements.  Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.

Counterparts; Digital Signatures.  If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment.  In any action or proceeding, any photographic, photostatic, or other copy of

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Exhibit 10.1

this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.

Defined Terms.  All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.

Authority.  If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.

California Certified Access Specialist Inspection.  Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)).  Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises."  If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties.  Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "CASp Report") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease.  Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

G.	Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

H.

Brokers.  Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Hughes Marino, Inc. / San Diego (“Tenant’s Broker”) is the agent of Tenant exclusively.  By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker.  By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

I.

Execution of Amendment.  Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

J.

Nondisclosure of Terms. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

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Exhibit 10.1

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

LJ GATEWAY OFFICE LLC

a Delaware limited liability company

By /s/ Steven M. Case

    Executive Vice President

    Office Properties

EX      E   eWcutor 1 Name]]

[[Executor 1 Title Line 1]]

[[Executor 1 Title Line 2]]

By /s/ Michael T. Bennett

     Senior Vice President, Operations

     Office Properties [[Executor 2 Signature]]

[[Executor 2 Name]]

[[Executor 2 Title Line 1]]

[[Executor 2 Title Line 2]]

[[ReviewerInitial1]]

NEOTHETICS, INC.

a Delaware corporation

By /s/ Susan A. Knudson [[Tenant 1 Signature]]

    Chief Financial Officer

    (Principal Executive Officer and Principal

        Financial Officer)

Tenant 1 Title]]

By [[Tenant 2 Signature]]

Printed Name [[Tenant 2 Name]]

Title [[Tenant 2 Title]]

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Exhibit 10.1

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

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